Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the incorporation by reference in this Registration Statement on Form S-1 our report on Nationwide Life Insurance Company and subsidiaries (the Company) dated February 28, 2014, which appear in the Registration Statement on Form S-1 (File No. 333-49112). We also consent to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-1 (File No. 333-49112), incorporated by reference into this Registration Statement.
/s/ KPMG LLP
Columbus, Ohio
May 23, 2014